AMENDMENT TO THE
               NATIONSBANK CORPORATION AND DESIGNATED SUBSIDIARIES
                           DIRECTORS' RETIREMENT PLAN

         WHEREAS, NationsBank Corporation ("NationsBank") sponsors the NationsBank Corporation and Designated Subsidiaries Directors' Retirement Plan (the "Plan") for the benefit of non-employee directors of NationsBank and certain participating subsidiaries (collectively, the "Participating Employers"); and
         WHEREAS, NationsBank is establishing the NationsBank Corporation Directors' Stock Plan (the "Stock Plan"); and
         WHEREAS, the Participating Employers desire to amend the Plan to provide that (i) current and future directors of NationsBank shall not participate in the Plan and (ii) current directors of NationsBank shall have benefits accrued under the Plan calculated and paid as of April 24, 1996 in a combination of cash and shares of NationsBank common stock to be issued under the Stock Plan, all as more specifically set forth herein; and
         WHEREAS, such amendment to the Plan has been authorized and approved by the Board of Directors of NationsBank pursuant to Article IV of the Plan;
         NOW, THEREFORE, NationsBank does hereby declare that the Plan is hereby amended effective as of the date hereof as follows:
         1. The following Section 5.5 is added to the end of Article V of the Plan:
                  "Section 5.5. Termination of Participation for Certain NationsBank Corporation Directors. A person who serves as a Director of NationsBank Corporation at any time after April 24, 1996 (the "Determination Date") shall not be paid any benefit under the Plan attributable to such person's service as a Director of NationsBank Corporation except as otherwise provided by this Section 5.5. The provisions of this Section 5.5 shall not affect the amount of benefits, the timing of the payment of such benefits or the method of payment of such benefits under the Plan for any person other than the Directors described in the preceding sentence, including (i) Former Directors who have ceased serving as Directors on or before the Determination Date and (ii) Directors of Participating Employers other than NationsBank Corporation. For any person serving as a Director of NationsBank Corporation immediately following the Determination Date (other than any person who was first elected as a director on the Determination
         Date) (each an "Affected Director"), NationsBank Corporation shall calculate the present value of such



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         Affected Director's benefits earned under Article II of the Plan as of the Determination Date using for such purpose the methodology set forth on Exhibit I attached hereto. As soon as practicable after the Determination Date, each Affected Director shall be paid such present value as follows: fifty percent (50%) of such amount shall be paid in cash and fifty percent (50%) shall be paid in shares of common stock of NationsBank Corporation issued under, and in accordance with, the NationsBank Corporation Directors' Stock Plan."

         2. The amendment set forth in paragraph 1 above is contingent on the approval of the NationsBank Corporation Directors' Stock Plan by the shareholders of the Corporation at the 1996 annual shareholders' meeting. If such plan is not so approved by the shareholders, the amendment set forth herein shall be null and void.
         3. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.
         IN WITNESS WHEREOF, NationsBank, on behalf of the Participating Employers, has caused this instrument to be executed by its duly authorized officer as of the 24th day of April, 1996.

                                          NATIONSBANK CORPORATION


                                          By:    /s/C. J. Cooley
                                                    C. J. Cooley
                                                    Executive Vice President
                                                    "NationsBank"




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                                    EXHIBIT I


                  METHODOLOGY FOR DETERMINING THE PRESENT VALUE
             OF ACCRUED BENEFITS FOR ACTIVE NONEMPLOYEE DIRECTORS OF
            NATIONSBANK CORPORATION IN THE DIRECTORS' RETIREMENT PLAN


    I. Establish the Participant's annual retirement benefit based on an annual retainer amount of $36,000, and the maximum period the benefit would have been paid (the lesser of 10 years or the number of completed years of service as a Director as of the Determination Date).

   II. Establish the Participant's Assumed Benefit Commencement Date as the last day of the quarter in which the last of the following dates occurs:

         A.       The date the Participant attains age 65,
         B.       The fifth anniversary of the Participant's date of election to the Board, or
         C.       The Determination Date (April 24, 1996).

  III. Determine the Present Value of Accrued Benefits as of the Determination Date. For purposes of this determination an interest rate of 7.50% compounded annually and the 1983 Group Annuity Mortality Table shall be used.

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